UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 2, 2023

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 E Lancaster Avenue, Suite 400
Radnor, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TGI	New York Stock Exchange
Purchase Rights		New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

Financial Results

On August 2, 2023, Triumph Group, Inc. (the Company) reported preliminary financial results for its first quarter of fiscal 2024, which ended June 30, 2023. The press release also disclosed that the Company was evaluating the final accounting and process around the working capital components of recent legacy Aerospace Structures divestitures and related transition services agreements. The Company has now completed its evaluation, which resulted in the following non-cash adjustments to its previously reported amounts for the three months ended June 30, 2023.

•
The Company recognized a loss on sale of approximately $8.7 million.
•
The Company recognized a debt modification and extinguishment gain of approximately $3.5 million.

For the three months ended June 30, 2023, the impact of these non-cash adjustments resulted in the following changes to the Company’s previously reports amounts:

•
Operating Income from $18.7 million to $10.0 million
•
Adjusted EBITDAP from $35.6 million to $35.7 million
•
Loss from continuing operations before income taxes from ($11.0) million to ($16.4) million
•
Net loss from ($12.8) million to ($18.2) million
•
Loss per share from ($0.19) to ($0.27)
•
Adjusted loss per share from ($0.10) to ($0.11)

Non-GAAP Financial Measure Disclosures

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables (amounts in thousands, except per share amounts) reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended June 30, 2023
(amounts in 000s, except per share amounts)	Pre-Tax	After-Tax	Diluted EPS
Loss from continuing operations - GAAP	$(16,413)	$(18,163)	$(0.27)
Adjustments:
Shareholder cooperation expenses	1,905	1,905	0.03
Loss on sale of assets and businesses, net	12,617	12,617	0.19
Debt modification and extinguishment gain	(3,391)	(3,391)	(0.05)
Adjusted loss from continuing operations - non-GAAP*	$(5,282)	$(7,032)	$(0.11)

*Differences due to rounding.

Fiscal 2024 Guidance

As a result of these adjustments, the Company is further updating its fiscal 2024 guidance for operating income, from the previously stated range of $159.0 million to $174.0 million, to an updated range of $150.0 million to $165.0 million. All other guidance remains unchanged, including net sales, adjusted EBITDAP, cash flow from operations and free cash flow.

Forward Looking Statements

Statements in this Form 8-K/A which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings, operational efficiencies and organizational restructurings and our evaluation of potential adjustments to reported amounts, as described above. All forward-looking statements involve risks and uncertainties which could affect the Company's actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group's reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2023.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 11, 2023	TRIUMPH GROUP, INC.

		By:	/s/ Thomas A. Quigley, III
Thomas A. Quigley, III
Vice President, Investor Relations, Mergers & Acquisitions and Treasurer